UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report November 3, 2022
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2022, Enservco Corporation (the “Company”) entered into a Note Exchange Agreement (the “Note Exchange Agreement”) with Cross River Partners, LP (“Cross River”), an entity controlled by Richard Murphy, our Chief Executive Officer and Chairman. Pursuant to the Note Exchange Agreement, Cross River exchanged a) a $750,000 Revolving Promissory Note issued to Cross River by the Company on September 22, 2022 and b) provided an additional $450,000 loan to the Company in exchange for a) a $1.2 million Convertible Secured Subordinated Promissory Note (the “November 2022 Note”) and b) a warrant to acquire 568,720 shares of Company common stock at an exercise price of $2.11 per share (the “Warrant”).

The November 2022 Note has a two year term and accrues interest at 10.00% per annum. Starting March 30, 2023, and subsequently on the last business day of each calendar quarter, interest only payments are payable and can be paid at the option of the Company in cash or in Company common stock issued at a conversion price of $2.11 per share. Any outstanding principal and interest is due on the Maturity Date. Subject to any Company stockholder consent as required by the exchange upon which the Company common stock is then listed, all or some of the outstanding principal and accrued but unpaid interest may converted into shares of Company common stock at the option of Cross River at a per share conversion price equal to the lower of (i)) $2.11 per share or (ii) the per share price the Company receives for its common stock in the next subsequent equity offering in excess of $2.0 million. The November 2022 Note will be secured by certain of the Company’s owned real property located in North Dakota.

The Warrant has a five year term and is exercisable, subject to any required Company stockholder consent, into Company common stock at an exercise price of $2.11 per share.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference into this Item 3.02. The November 2022 Note, the Warrant, the shares of common stock issuable upon conversion of the November 2022 Note and the shares of common stock issuable upon exercise of the Warrant are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

Item 9.01.               Exhibits.

(d)     Exhibits

Exhibit Number	Description
4.1	Warrant dated November 3, 2022
10.1	Note Exchange Agreement dated November 3, 2022 between Enservco Corporation and Cross River Partners, LP
10.2	Convertible Secured Subordinated Promissory Note dated November 3, 2022 of Enservco Corporation issued to Cross River Partners, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on November 9, 2022.

Enservco Corporation

By:	/s/ Mark Patterson
Mark Patterson, Chief Financial Officer